U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                               __________________


                                   FORM 8-K/A

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934



Date of Report (Date of earliest event reported):    FEBRUARY 28, 2001
                                                 -------------------------



                                 MERILUS,  INC.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)



      NEVADA                       000-28475                     87-0635270
      ------                       ---------                     ----------
 (State or other                  (Commission                 (I.R.S. Employer
   jurisdiction                   File Number)               Identification No.)
of incorporation)


         #307,  46165  YALE  ROAD
     CHILLIWACK, BRITISH  COLUMBIA, CANADA                V2R  3C7
 --------------------------------------------             --------
    (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code:    (604) 792-0100
                                                   ---------------------


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ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

Since May 25, 1999, Merilus, Inc.'s (the "Company") principal accountant has been Andersen Andersen & Strong, L.C. of Salt Lake City, Utah. Effective February 28, 2001, the Board of Directors of the Company approved the change of accountants. On February 28, 2001, management of the Company dismissed Andersen Andersen & Strong, L.C. and engaged KPMG, LLC of Chilliwack, British Columbia, Canada, as its independent public accountants to audit its financial statements formerly audited by Andersen Andersen & Strong, L.C.


The Company believes, and has been advised by Andersen Andersen & Strong, L.C. that it concurs with such belief, that, for the fiscal years ended December 31, 1998 and 1999, and in the subsequent periods through the date of dismissal, the Company and Andersen Andersen & Strong, L.C. did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Andersen Andersen & Strong, L.C. would have caused it to make reference in connection with its report on the Company's financial statements to the subject matter of the disagreement. The report of Andersen Andersen & Strong, L.C. on the Company's financial statements for the fiscal years ended December 31, 1998 and 1999, did not contain an adverse opinion or a disclaimer of opinion, but did contain a qualification that the financial statements were prepared under the assumption that the Company will continue as a going concern.


The Company has requested that Andersen Andersen & Strong, L.C. furnish a letter addressed to the Securities and Exchange Commission stating whether Andersen Andersen & Strong, L.C. agrees with the above statements.

ITEM  7.  EXHIBITS


     16.1 Letter from Andersen Andersen & Strong, L.C. indicating agreement with statements in this filing.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERILUS,  INC.


Dated:  March 15, 2001



By:  /s/  Dana  Epp
   --------------------
Name:  Dana  Epp
Title:  President

                                  EXHIBIT INDEX


Exhibit
Number          Description
------          -----------

16.1 Letter from Andersen Andersen & Strong, L.C. indicating agreement with statements in this filing.




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